SMC Global Securities Limited

Index to Consolidated Financial Statements

                                                Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2009,

2010 and 2011

3

Consolidated Balance Sheets as of March 31, 2010 and 2011

4

Consolidated Statements of Cash Flows for the years ended March 31, 2009,

2010 and 2011

6

Consolidated Statements of Changes in Shareholder’s Equity for the years ended March 31, 2009, 2010 and 2011

8

Notes to Consolidated Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2011 and 2010  and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July  4 , 2011

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2009	2010	2011	2011 Convenience translation into US$ (unaudited)
Commission income	538,287	1,367,809	1,525,133	34,242
Proprietary trading, net	609,823	1,035,988	1,049,935	23,573
Distribution income, net	42,875	47,626	66,041	1,483
Interest and dividends	247,058	217,275	270,307	6,069
Other income	13,795	14,627	51,181	1,149
Total revenues	1,451,838	2,683,325	2,962,597	66,516
Expenses:
Exchange, clearing and brokerage fees	656,081	1,183,153	1,080,695	24,263
Employee compensation and benefits	422,091	904,563	1,156,777	25,972
Information and communication	43,892	101,011	103,769	2,330
Advertisement expenses	80,122	130,449	148,112	3,325
Depreciation and amortization	62,551	137,557	153,541	3,447
Interest expense	97,285	99,179	187,526	4,210
General and administrative expenses	269,066	390,369	453,772	10188
Total expenses	1,631,088	2,946,281	3,284,192	73,735
Earnings before income taxes	(179,250)	(262,956)	(321,595)	(7,219)
Income taxes	(48,212)	(58,544)	1,773	40
Earnings after income taxes	(131,038)	(204,412)	(323,368)	(7,259)
Share in profits of equity investee	(2,408)	(12,647)	1,995	45
Earnings before extraordinary gain	(133,446)	(217,059)	(321,373)	(7,214)
Share in extraordinary gain of equity investee	45,514	13,885	-	-
Non controlling interest	2,368	23,039	121,899	2,737
Net income	(85,564)	(180,135)	(199,474)	(4,477)
Earnings per share:
Basic Earnings before extraordinary gain	(14.87)	(18.58)	(19.04)	(0.43)
Basic Extraordinary gain	5.07	1.33	-	-
Basic Net income	(9.53)	(17.25)	(19.04)	(0.43)
Weighted average number of shares used to compute basic earnings per share	8,974,573	10,442,503	10,478,387	10,478,387
Diluted: Earnings before extraordinary gain	(14.87)	(18.03)	(19.04)	(0.43)
Diluted: Extraordinary gain	5.07	1.29	-	-
Diluted: Net income	(9.53)	(16.74)	(19.04)	(0.43)
Weighted average number of shares used to compute diluted earnings per share	8,974,573	10,758,783	10,478,387	10,478,387

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2010	2011	2011 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	78,447	119,243	2,678
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil in 2010 and Rs Nil in 2011)	126,462	480,887	10,797
Receivables from customers (net of allowance for doubtful debts of Rs. 76,384 in 2010 and Rs. 99,382 in 2011)	1,275,797	1,242,346	27,893
Due from related parties	125,697	71,670	1,609
Securities owned:
Marketable, at market value	1,751,136	1,066,336	23,941
Commodities, at market value	453,551	231,982	5,208
Derivatives assets held for trading	17,208	294,631	6,615
Investments	586,417	368,626	8,276
Deposits with clearing organizations and others	1,377,289	2,359,346	52,971
Property and equipment (net of accumulated depreciation of Rs. 281,420 in 2010 and Rs. 397,826 in 2011)	375,735	316,740	7,111
Intangible assets (net of accumulated amortization of Rs. 79,197 in 2010 and Rs.108,333 in 2011)	75,082	32,788	736
Deferred taxes, net	173,945	210,798	4,733
Other assets	1,287,778	1,192,053	26,764
Total Assets	7,704,544	7,987,446	179,332
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	37,746	107,404	2,411
Payable to customers	1,964,270	1,997,444	44,846
Derivatives held for trading	8,652	178	4
Accounts payable, accrued expenses and other liabilities	219,160	269,780	6,057
Due to related parties	3,521	-	-
Overdrafts and long term debt	1,162,983	1,629,618	36,588
Total Liabilities	3,396,332	4,004,424	89,906
Commitments and contingencies (Note 30)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2010	2011	2011 Convenience translation into US$ (unaudited)
Shareholder’s Equity
Common Stock	104,784	104,784	2,353
(15,000,000 common stock authorized; 10,478,387 and 10,478,387 equity shares issued and outstanding as of March 31, 2010 and 2011, par value Rs. 10)
Subscription received in advance	10,536	6,000	135
Additional paid in capital	2,779,175	2,903,173	65,181
Retained earnings	1,020,798	821,324	18,440
Other reserves	123,998	-	-
Accumulated other comprehensive income / (loss)	8,020	8,739	196
Total Shareholder’s Equity	4,047,311	3,844,020	86,305
Non controlling interest	260,901	139,002	3,121
Total Liabilities and Shareholder’s Equity	7,704,544	7,987,446	179,332

The accompanying notes are an integral part of these financial statements

                                                                SMC Global Securities Limited

      Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2009	2010	2011	2011 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	(85,564)	(180,135)	(199,474)	(4,477)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	62,551	137,557	153,541	3,447
Deferred tax expense / (benefit)	(58,532)	(88,920)	(36,852)	(827)
Share of profits in equity investee and extraordinary gain	2,408	12,647	(1,995)	(45)
(Gain)/Loss on sale of property and equipment	(404)	(329)	(1,867)	(42)
(Gain)/Loss on sale of investment	-	(1,955)	(10,502)	(236)
Fair value (gain) / loss on investment	10,396	17,699	32,917	739
Fair value (gain) / loss on trading securities	28,974	32,777	(1,179)	(26)
Minority interest	(2,368)	(23,039)	(121,899)	(2,737)
Extraordinary gain	(45,514)	(13,885)	-	-
Allowance for doubtful debts	58,500	40,261	50,577	1,136
Provision for gratuity and compensated absence	2,676	8,099	3,171	71
Changes in assets and liabilities:
Receivables from clearing organizations	66,810	340,754	(354,425)	(7,957)
Receivables from customers	129,504	684,843	(17,126)	(385)
Dues from related parties	136,425	15,882	54,027	1,213
Dues to related parties	(128,076)	(649,118)	(3,521)	(79)
Securities owned	(125,552)	(770,350)	685,978	15,401
Commodities	973	(435,888)	221,569	4,975
Derivatives held for trading, net	126,847	(133,860)	(285,897)	(6,419)
Deposits with clearing organizations and others	327,095	325,901	(955,770)	(21,459)
Other assets	(503,269)	(50,735)	95,725	2,149
Payable to broker-dealers and clearing organizations	(18,337)	11,180	69,658	1,564
Payable to customers	148,802	27,280	33,174	745
Book overdraft	1,400	62,366	38,485	864
Accrued expenses	(304,616)	68,087	47,449	1,065
Net cash used in operating activities	(168,871)	(562,881)	(504,236)	(11,320)
Cash flows from investing activities
Purchase of property and equipment	(148,934)	(202,992)	(77,526)	(1,741)
Proceeds from sale of property and equipment	1,196	3,936	12,737	286
Purchase of investments	-	(562,423)	(605,109)	(13,586)
Sale of investments	322	1,955	803,491	18,040
Acquisition of intangible assets	(35,525)	(52,722)	(13,130)	(295)

Acquisition of subsidiaries, net of cash acquired	(36,510)	(12,744)	-	-
Net cash used in investing activities	(219,451)	(824,990)	120,463	2,704
Cash flows from financing activities
Net movement in overdrafts and long term debt	(243,322)	678,834	428,151	9,613
Proceeds from issue of share capital, net of incremental costs	630,068	310,002	-	-
Cash paid by minority interest to acquire right to increase in minority	-	300,000	-	-
Proceed from issue of share warrant	-	123,998	-	-
Subscription received in advance / (refunded)	-	2,775	(4,536)	(102)

Net cash provided by financing activities	386,746	1,415,609	423,615	9,511
Effect of exchange rate changes on cash and cash equivalents	200	(1,018)	954	22
Net (decrease) / increase in cash and cash equivalents during the year	(1,376)	26,720	40,796	917
Add: Balance as of beginning of the year	53,103	51,727	78,447	1,761
Balance as of end of the year	51,727	78,447	119,243	2,678

Supplemental cash flow information:

Year ended March 31,	2009	2010	2011	2011 Convenience translation into US$ (unaudited)
Income taxes paid	45,741	8,346	45,785	1,028
Interest paid	72,277	77,459	158,062	3,549

Non cash items:

Year ended March 31,	2009	2010	2011	2011 Convenience translation into US$ (unaudited)
Common stock issued on amalgamation of SAM Global with SMC Global	-	114,033	-	-
Increase in additional paid in capital on dilution gain in SMC Wealth	-	16,059	-	-
Increase in additional paid in capital on stake acquisition in SMC Capital	-	264	-	-

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited
Consolidated Statements of Changes in Shareholder's Equity
(Rs in thousands)	Common Stock		Subscription received in advance	Additional paid in capital	Retained earning	Other reserves	Accumulated other comprehensive income/(loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31,2009	8,992,146	89,921	7,761	1,999,726	746,913	-	(1,041)	36,852	2,880,132
Issue of common stock	111,001	1,110	-	308,892	-	-	-	-	310,002
Issue of common stock pursuant to amalgamation of SAM	1,375,240	13,753	-	100,280	-	-	-	-	114,033
Subscription received in advance	-	-	2,775	-	-	-	-	-	2,775
Issue of warrants	-	-	-	-	-	123,998	-	-	123,998
Stake dilution in SMC Wealth	-	-	-	16,059	-	-	-	283,940	299,999
Stake acquisition in Moneywise and SMC Capital	-	-	-	264	-	-	-	(36,852)	(36,588)
Amalgamation of SAM with SMC	-	-	-	353,954	454,020	-	-	-	807,974
Net income for the year	-	-	-	-	(180,135)	-	9,061	(23,039)	(194,113)
Balance as of March 31,2010	10,478,387	104,784	10,536	2,779,175	1,020,798	123,998	8,020	260,901	4,308,212
Refund of subscription received in advance	-	-	(4,536)	-	-	-	-	-	(4,536)
Forfeiture of warrants	-	-	-	123,998	-	(123,998)	-	-	-
Net income for the year	-	-	-	-	(199,474)	-	719	(121,899)	(320,654)
Balance as of March 31,2011	10,478,387	104,784	6,000	2,903,173	821,324	-	8,739	139,002	3,983,022
Balance as of March 31,2011 Convenience translation into US$ (unaudited)	10,478,387	2,353	135	65,181	18,440	-	196	3,121	89,426

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

    Notes to Consolidated Financial Statements

      (Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors (India) Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management consultancy. Last year in the month of August, 2008 the Company has also become holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has formed a wholly owned subsidiary, SMC ARC Limited “SMC ARC” to enter into the business of asset reconstruction. SMC ARC still to apply for obtain the requisite approval to commence the business.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India. Pursuant to amalgamation of SAM with the Company, now the Company is also listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2. Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Wealth, SMC Capitals, SMC ARC, Moneywise Financial,  SMC Comex and SMC Insurance from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2011 have been translated into U.S.dollars (US$) at US$1.00 = Rs. 44.54 based on the spot exchange as on March 31, 2011 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis. Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2011, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In December 2010 FASB issued ASU 2010-29 which states that a public entity is required to disclose pro forma information for material business combinations (on an individual or aggregate basis) that occurred in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.

In December 2010, FASB issued ASU 2010-28 which states that an entity with reporting units having zero or negative carrying amounts, the second step of the impairment test shall be performed to measure the amount of impairment loss, if any, when it is more likely than not that a goodwill impairment exists. In considering whether it is more likely than not that a goodwill impairment exists, an entity shall evaluate whether there are adverse qualitative factors. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. We do not expect a significant impact upon adoption of the provisions of FASB guidance on the our consolidated financial statements.

In April 2010, FASB issued ASU 2010-13 which states that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability based only on this condition if it otherwise qualifies as equity. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We do not expect a significant impact upon adoption of the provisions of the FASB guidance on the our consolidated financial statements.

3. Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

Under the scheme of amalgamation of SAM with the Company prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM has received one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM on net basis. Under the Companies Act of India, the scheme has also been approved by Hon’ble High Court of Delhi vide order dated February 26, 2009. The appointed date of amalgamation is January 1, 2008 however the date of amalgamation for the accounting purpose is April 1, 2009. The merger was accounted for in the books under pooling of interest and accordingly all the assets & liabilities were measured at the book values and the purchase consideration has been allocated to the net assets. In connection with this allocation there is no goodwill / extraordinary gain arising out of the merger.

The company has subscribed 2,500,000 shares (Face value of Rs.10) at a premium of Rs. 90 each of its subsidiary SMC Comtrade Limited through fresh issue during the year.

The company has subscribed 500,000 shares (Face value of Rs. 10) at a premium of Rs. 10 each through fresh issue during the year and has also applied for 1,500,000 shares (Face value of Rs.10) of its subsidiary SMC Capitals Limited during the year.

SMC Comtrade Limited has subscribed 25,400,000 (Face value of Rs.10) shares in its wholly own subsidiary SMC Insurance Brokers Private Limited through fresh issue during the year.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4. Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5. Receivables from Exchange and Clearing Organizations

As of March 31,	2010	2011	2011
			US $
Receivable from clearing organizations	126,462	480,887	10,797
Total	126,462	480,887	10,797

6. Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2010	2011	2011
			US $
Equity shares	1,751,136	1,066,336	23,941
Total	1,751,136	1,066,336	23,941

7. Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2010	2011	2011
			US $
Exchange traded derivatives held for trading	17,208	294,631	6,615
Total	17,208	294,631	6,615

8. Other Assets

Other assets consist of:

As of March 31,	2010	2011	2011 US $
Advance to BCCL	602,736	499,953	11,225
Prepaid expenses	27,215	28,022	629
Security deposits	59,144	64,909	1,457
Advance tax, net	109,178	60,281	1,354
Others	489,505	538,888	12,099
Total	1,287,778	1,192,053	26,764

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited for the period of five years ending on April 14, 2013.

9. Property and Equipment

Property and equipment consist of:

As of March 31,	2010	2011	2011 US $
Land	10,022	10,022	225
Building	64,637	56,084	1,259
Equipment	95,396	103,476	2,323
Furniture and Fixture	167,659	191,727	4,305
Computer Hardware	255,750	285,040	6,400
Vehicle	27,516	31,552	708
Satellite Equipment	36,175	36,665	823
Total property and equipment	657,155	714,566	16,043
Less: Accumulated depreciation	281,420	397,826	8,932
Total property and equipment, net	375,735	316,740	7,111

Depreciation expense amounted to Rs. 47,230, Rs. 106,392 and Rs. 124,405 for the years ended March 31, 2009, 2010 and 2011 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2010	2011	2011 US $
Vehicle	4,775	7,822	176
Total leased property and equipment	4,775	7,822	176
Less: Accumulated depreciation	915	1,531	34
Total leased property and equipment, net	3,860	6,291	142

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 63,984 and Rs.115,576 as of March 31, 2010 and 2011.

10. Intangible Assets

Intangible assets consist of:

As of March 31,	2010	2011	2011 US $
Intangible assets subject to amortization
Software	115,105	128,235	2879
Customer relationship	7,500	7,500	168
Intangible assets not subject to amortization
Goodwill	1,500	1,500	34
Membership in exchange	30,174	3,886	87
Total intangible assets	154,279	141,121	3,168
Less: Accumulated amortization	79,197	108,333	2,432
Total intangible assets, net	75,082	32,788	736

Amortization expense amounted to Rs. 15,321, Rs. 31,165 and Rs. 29,136 for the years ended March 31, 2009, 2010 and 2011 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were Rs.39,282 and  Rs. 62,095 as on March 31,2010 and 2011.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2012	21,671
2013	6,103
2014	1,566

11. Investments

Investments consist of:

As of March 31,	2010	2011	2011 US $
Investments accounted for by equity method	170,440	172,435	3,871
Trading investment	372,671	116,945	2,626
Other investment	43,306	79,246	1,779
Total	586,417	368,626	8,276

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited. under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 14,950 and Rs. 13,204 as on March 31, 2010 and 2011.

The group has entered into the business of asset management along with Sanlam Investment Management Company Limited through equity participation. The Company has invested Rs. 159,900 to acquire 15,990,000 equity shares of Sanlam Investment Management (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Investment Management (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 151,593 and Rs. 155,204 as on March 31,2010 and March 31, 2011. The Company has invested Rs. 3,900 to acquire 390,000 equity shares of Sanlam Trustee Company (India) Limited representing 39% interest. The Group accounts for its investment in Sanlam Trustee Company (India) Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 3,897 and Rs. 4,027 as on March 31, 2010 and 2011.

Trading investment consist of investment in shares, mutual fund and derivatives and include Rs.  824 and Rs.(7,657) as of March 31, 2010 and 2011 of net unrealized gain/(loss).

12. Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 1,021,815 and Rs. 928,872 as of March 31, 2010 and 2011, respectively, at average effective interest rates of  8.73% and 8.75%, respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 138,526 and Rs. 171,022 at March 31, 2010 and 2011, respectively.

Long Term Debt

a) Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs. 2,642 and Rs. 4,724 at March 31, 2010 and 2011, respectively, at average effective interest rates of 9.6% and 9.7%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2011, are Rs. 1,902 in fiscal 2012, Rs.1,895 in fiscal 2013, Rs. 673  in fiscal 2014, Rs. 254 in fiscal 2015.

b) Long-term debt outstanding comprises of term loan facilities. The long-term debt was Rs. Nil and Rs. 525,000 at March 31, 2010 and 2011, respectively, at average effective interest rates of Nil and 12.6%, respectively.

Refer Note 20 for assets pledged as collateral.

13. Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of Rs. 30,000 in NSE and Rs. 30,000 in BSE. As of March 31, 2010 and 2011, the net capital as calculated in the periodic reports was Rs. 1,147,891 and Rs. 1,168,390.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2010 and 2011, the net capital as calculated in the periodic reports was Rs. 442,617 and Rs. 707,720.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2010 and 2011, the net capital as calculated in the periodic reports was Rs. 16,324 and Rs. 13,559.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of Rs. 50,000. As of March 31, 2010 and 2011, the net capital as calculated in the periodic reports was Rs. 50,055 and Rs. 58,827.

14. Payable to Broker Dealers and Clearing Organizations

As of March 31,	2010	2011	2011 US $
Payable to clearing organizations	29,224	24,697	554
Commission payable	8,522	82,707	1,857
Total	37,746	107,404	2,411

15. Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2010	2011	2011 US $
Security deposits	25,974	26,311	591
Accrued expenses	95,952	69,989	1,571
Other liabilities	20,924	34,030	764
Employee benefits	16,599	20,157	452
Salary payable	44,913	82,561	1,854
Others	14,798	36,732	825
Total	219,160	269,780	6,057

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16. Distribution Income

The net distribution income comprises of:

Year ended March 31,	2009	2010	2011	2011 US $
Gross distribution revenue	101,986	171,604	350,190	7,863
Less: Distribution revenues attributable to sub-brokers	59,111	123,978	284,149	6,380
Net distribution income	42,875	47,626	66,041	1,483

17. Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2009	2010	2011	2011 US $
Domestic taxes
Current	10,320	30,376	38,625	867
Deferred	(58,532)	(88,920)	(36,852)	(827)
Aggregate taxes	(48,212)	(58,544)	1,773	40

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2009	2010	2011	2011 US $
Net income before taxes	(179,250)	(262,956)	(321,595)	(7,219)
Enacted tax rates in India	34%	33.22%	32.45%	32.45%
Computed tax expense	(60,927)	(87,354)	(104,358)	(2,343)
Permanent differences
Provision for litigation reserve	595	340	324	7
Reversal of deferred tax created in earlier years	-	-	30,375	682
Other permanent differences	12,120	28,470	75,432	1,694
Income taxes recognized in the statement of income	(48,212)	(58,544)	1,773	40

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2010	2011	2011 US $
Deferred tax assets:
Provision for gratuity	6,397	6,352	142
Allowance for doubtful debts	25,373	32,245	724
Provision of SEBI settlement charges	332	325	7
Revenue/expenses not recognized for tax purposes	4,917	16,196	364
Property and equipment	-	6,979	157
Brought forward losses/unabsorbed depreciation	51,236	103,628	2,327
Others (including deferred VSAT recovery)	95,275	45,073	1,012
Total deferred tax assets	183,530	210,798	4,733

Deferred tax liabilities:
Property and equipment	9,585	-	-
Total deferred tax liabilities	9,585	-	-
Net deferred tax (liabilities)/assets	173,945	210,798	4,733

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2008-09 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

18. Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2010 and 2011, the Group had outstanding derivative contracts with notional amounts of Rs. 7,383,737 and Rs. 56,069,615 respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2010 and 2011 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2010	2011	2011
			US $
Derivative assets	17,208	294,631	6,615
Total	17,208	294,631	6,615

As of March 31,	2010	2011	2011 US $
Derivative liabilities	8,652	178	4
Total	8,652	178	4

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favor of bank and / or taking loan against the same. At March 31, 2010, the fair value of securities received as collateral under the agreements with customers was Rs. 4,140,430, and the fair value of the collateral that had been re-pledged was Rs. 1,871,479. At March 31, 2011, the fair value of securities received as collateral under the agreements with customers was Rs. 4,240,252 and the fair value of the collateral that had been re-pledged was Rs. 2,413,248 .

(a) Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2010 and 2011, the Group, with certain limitations, had access to Rs. 1,130,107 and Rs. 1,135,877 in unutilized bank borrowings and Rs. 1,109,750 and Rs. 1,748,550 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 30 for an overview of pending regulatory and litigation matters.

19. Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Global, and the amounts recognized in SMC Global’s balance sheets and statements of income.

As of March 31,	2009	2010	2011	2011 US $
Accumulated benefit obligation	4,068	10,074	10,506	236
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	6,594	11,915	21,519	483
Service cost	4,515	10,588	8,359	188
Interest cost	527	894	1,817	41
Benefit paid	-	(63)	(561)	(13)
Actuarial loss/(gain)	(2,774)	(2,363)	(8,283)	(186)
Projected benefit obligation as of end of the year	8,862	20,971	22,851	513
Change in plan assets
Employer contribution	298	595	-	-
Fair value of plan assets as of end of the year	2,472	4,920	4,693	105
Funded status of plan	(6,390)	(16,051)	(18,158)	(408)
Accrued benefit cost	(6,390)	(16,051)	(18,158)	(408)

The components of net gratuity cost are reflected below:

Year ended March 31,	2009	2010	2011	2011 US $
Service cost	4,515	10,588	8,359	188
Interest cost	527	894	1,817	41
Amortization	(190)	(255)	(418)	(9)
Net gratuity costs	4,852	11,227	9,758	220

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2009, 2010 and 2011 are set out below:Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2009	2010	2011
Discount rate	7.5%	7.5%	8.4%
Long term rate of compensation increase	4.5%	4.5%	4.8%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2009	2010	2011
Discount rate	7.5%	8.3%	8.4%
Long term rate of compensation increase	4.5%	4.5%	4.8%
Expected rate of return on assets	7.5%	8.3%	8.4%

SMC Global expects to contribute Rs. Nil to its Gratuity plan during the year ending March 31, 2012. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2012	351
2013	1,027
2014	4,045
2015	8,203
2016-2020	33,497

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2011, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 4,680, Rs.10,345 and Rs. 18,471 for the years ended March 31, 2009, 2010 and 2011 respectively.

20. Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2010	2011	2011 US $
Fixed deposits	1,301,329	2,087,369	46,865
Securities owned	960,062	532,730	11,961
Total	2,261,391	2,620,099	58,826

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit  for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

The group has obtained a term loan of Rs. 525,000 from ICICI Bank. It is secured by a first pari passu charge over all its movable property (present and future) and other tangible and intangible assets, includes trade receivables and current assets. It is further secured by pledging 10% of total paid up capital by promoters. The promoters have also provided a non disposable undertaking for 10% of paid up capital of the company. The debt is also secured by personnel guarantee of directors.

21. Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2011:

Key management personnel
1) Mr. S. C. Aggarwal
2) Mr. M. C. Gupta
3) Mr. Ajay Garg
4) Mr. Rakesh Gupta
5) Mr. Anurag Bansal
6) Mr. Ravi Aggarwal
7) Mr. Finney Cherian
8) Mr. D. K. Aggarwal
9) Mr. Pradeep Aggarwal
10) Ms. Hemlata Aggarwal
11) Ms. Sushma Gupta
12) Mr. Pravin Agarwal
13) Ms. Reema Garg
14) Mr. Lalit Kumar Aggarwal
15) Mr. O. P. Agarwal
16) Ms. Shweta Aggarwal
17) Mr. Arun Kohli* 18) Ms. Aditi Aggarwal 19) Mr. Narendra Balasia 20) Mr. Himanshu Gupta 21) Mr. Pradeep Kumar

* Resigned during the year.

Other related parties (entities which are controlled or significantly influenced by the key management personnel and their closed relatives)

1)

SMC Share Brokers Ltd.

2)

MVR Share Trading (P) Ltd.

Joint Venture/Associate Entities

1)

Sanlam Trustee Company (India) Limited

2)

Sanlam Investment Management (India) Limited

3)

Sanlam International Investment Partners Limited

4)

Trackon Telematics Private Limited

5)

Sanlam Equity Analytics (India) Private Limited

6)

Sanlam Investment Management (Pty) Limited

The transaction with the following related parties for the year ended March 31, 2009, 2010 and 2011:

                                       Year ended March 31, 2009

Relationship	Key Management Personnel	Associate companies	Other related parties
Receiving of Service	27	-	-

                               Year ended March 31, 2010

Relationship	Key Management Personnel	US$	Associate companies	US$	Other related parties	US$
Rendering of Service	42	-	-	-	-	-
Reimbursement of expenses received by group	-	-	42,988	956	-	-
Purchase of Investment	-	-	163,800	3,644	-	-
Issue of Common Stock	-	-	300,000	6,674	-	-

                                           Year ended March 31, 2011

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	136	3	3,135	70	-	-
Reimbursement of expense Claimed	-	-	780	18	-	-
Reimbursement of expense Paid	-	-	1,092	25	-	-
Purchase of Fixed Assets	-	-	17,669	397	-	-
Payment of office security	-	-	1,444	32	-	-

The balance with related parties as of March 31, 2010 and 2011 comprised the following:

                                          Year ended March 31, 2010

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	41,183	916	26,766	595	57,748	1,285
Amount due to related parties	-	-	-	-	3,521	78

                                               Year ended March 31, 2011

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	20,183	453	51,487	1,156

                                                               Payment made to key management personnel:

As of March 31,	2009	2010	2011	2011 US $
Salary and allowances	25,172	40,435	45,416	1,020
Sitting fee	141	135	334	7
Total	25,313	40,570	45,750	1,027

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

22. Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year ended March 31,	2011
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,841,461	519,216	246,908	75,637	(8,400)	45,936	(1,002)	27,466	2,692,290	60,447
Interest income	217,804	15,478	114	6,524	30,444	-	284	341	270,307	6,069
Interest expenses	177,309	9,219	182	10	1,146	1	-	341	187,526	4,210
Depreciation and amortization	104,270	12,733	26,523	8,750	455	810	-	-	153,541	3,447
Income taxes	3,361	9,587	(32,702)	30,375	(1,398)	(6,758)	(692)	-	1,773	40
Earnings after taxes	(14,435)	8,978	(57,788)	(243,797)	(2,110)	(12,550)	(1,666)	-	(323,368)	(7,259)
Total assets	7,574,848	900,565	248,287	310,222	633,853	86,165	23,535	1,790,029	7,987,446	179,332

Year ended March 31,	2010
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,925,621	258,297	209,951	30,927	40,055	12,000	73	(10,874)	2,466,050	54,862
Interest income	187,469	15,329	114	14	14,329	-	26	(6)	217,275	4,834
Interest expenses	93,829	5,253	48	8	44	4	-	(7)	99,179	2,206
Depreciation and amortization	101,034	11,874	20,987	2,961	7	714	-	(20)	137,557	3,060
Income taxes	20,051	5,607	(74,494)	(20,300)	17,948	(7,532)	-	176	(58,544)	(1,302)
Earnings after taxes	7,155	(8,684)	(168,776)	(46,079)	29,442	(16,878)	-	(592)	(204,412)	(4,548)
Total assets	7,158,286	1,438,936	222,110	550,649	512,074	65,749	25,032	(2,268,292)	7,704,544	171,403

23. Common Stock

The company has issued and allotted 90,830 common shares of par value Rs. 10 each at a premium of Rs.2,782.79 to Sanlam International Partners Ltd through private placement on preferential basis on July 22, 2009.

The company has issued and allotted 20,171 common shares of par value Rs. 10 each at a premium of Rs.2,782.79 to Sanlam International Partners Ltd through private placement on preferential basis on August 25, 2009.

24. Additional paid in capital

The Company has issued 467,371 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by Sanlam Investment Management (Proprietary) Limited (“SIM”) on further payment of Rs. 2,388 per share, through private placement on preferential basis to be exercised on or before August 31, 2010. During the year, the company has forfeited the same warrant due to non exercise of option and transfer the forfeited amount in additional paid in capital.

25. Retained Earning

As per the requirement of Non Banking Financials Companies Prudential Norms issued by Reserve Bank of India, the group has created a statutory reserve of Rs 679 for its NBFC business (under the name of wholly owned subsidiary Moneywise Financial Services private Limited), which is included in retained earnings.

26. Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basis and diluted earnings per equity share:

Year ended March 31	2009	2010	2011
Weighted average shares outstanding- Basic	8,974,573	10,442,503	10,478,387
Effect of diluted securities on account of warrants	-	316,280	-
Weighted average shares outstanding-diluted	8,974,573	10,758,783	10,478,387

Income available to common stock holders of the group used in the basis and diluted earnings per share calculations were determined as follows:

Year ended March 31	2009	2010	2011	2011 US $
Income available to the common shareholders of the group	(85,564)	(180,135)	(199,474)	(4,477)
Net Income available for calculating diluted earnings per share	(85,564)	(180,135)	(199,474)	(4,477)
Basic earnings per share	(9.53)	(17.25)	(19.04)	(0.43)
Diluted earnings per share	(9.53)	(16.74)	(19.04)	(0.43)

27. Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value:

The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities:

The fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings:

The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

28. Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2009	2010	2011
Revenue from top two customers	4.3%	1.6%	1.6%
Revenue from top five customers	7.1%	2.9%	2.8%
Revenue from top ten customers	9.6%	4.4%	4.5%

29. Dividend

Final dividends, if  proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs 753,745, Rs. 1,150,172 and Rs. 1,187,176 as of March 31, 2009, 2010 and 2011 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

30. Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to Rs. 84,716, Rs. 135,628 and Rs. 145,935 for the years ended March 31, 2009, 2010 and 2011 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2010 and 2011, guarantees of Rs. 2,835,275 and Rs. 3,608,575 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Show Cause Notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations in the trading of scrip of Vipul Ltd against SAM Global Securities Ltd. SEBI has alleged that SAM Global executed structured trades in the scrip (SAM Global Securities Limited has merged with SMC Global Securities Limited vide the order of the Hon’ble High Court of Delhi dated 26-02-2009) and has failed to exercise due diligence to monitor the transactions of its clients in the matter of Vipul Ltd. Further, it is alleged that the Company has violated the provisions of Regulation 7 read with Clause A (1) (2) (3) (4) (5) of Code of Conduct specified under Schedule II of the SEBI (Stock Brokers and Sub- Brokers) Regulations, 1992.

The above mentioned   Show Cause Notice No. ISD/SR/AS/ASR/SCN/195644/2010 dated Feb 18, 2010   has been disposed off in our favor as the Hon’ble Adjudicating officer, appointed by SEBI has not noticed any violation as alleged vide adjudication order no. AJS/AO/03/2010 dated 16th September 2010.

Show Cause notice under Regulations 25 of SEBI(Intermediaries) Regulations, 2008 vide Notice No. EAD-4/ENQ/PKB/EIF-13/OW/22480/2010 dated 6th October 2010.

A routine inspection of clearing activities for 1st Dec. 2008 to 24th Nov. 2009 has been carried out by SEBI.  SEBI inspection reported under collection of margin from trading members, thereby wrong reporting of margin and excess exposure to client trading members. This had been duly replied in detail on 19th Apr., 2010 denying all allegations. Possibly, this was not taken into consideration and show cause notice dated 6th Oct. 2010 was received from SEBI. This has been duly replied on 25th Nov. 2010. Thereafter, a presentation in person was made to SEBI officials on 7th April 2011 and further submission has been furnished on 9th May 2011. All the points have been thoroughly explained and substantiated.

 This matter is still pending before SEBI.

Show Cause Notice  No.EAD-5/PG/PR/15070/2011 dated May 10, 2011 under Rule 4 of SEBI (Procedure for Holding Inquiry & Imposing Penalties by Adjudicating Officer) Rules, 1995

Above SCN was issued by SEBI appointed Adjudicating Officer against SMC Global Securities Limited for alleged violation of provisions of SEBI (Stock Brokers & sub-brokers) regulations, 1992 in the trading activities of clients Aditya Kumar Sharma and Abhilash Sharma for the period January 01, 2008 to May 31, 2008.

In this matter we have already submitted our written submission dated 6th June 2011denying all allegations with supporting material. Personal hearing in this matter was held on 21st June 2011 and thereafter we have also submitted further written clarification dated 23rd June 2011 on points as raised by the Adjudicating officer in the said hearing.

This matter is still pending before SEBI.

31. Subsequent Events

SANLAM International Investment Partners Limited has entered following share subscription agreement with SMC Global Securities Limited dated 11th November, 2010 and 31st May, 2011:

-

Issue of 467,371 equity shares of being 4.27% equity at Rs. 1,002.95 per share vide agreement dated 11th November, 2010

-

Issue of 367,687 equity shares being 3.25% equity at Rs. 1,115.10 per share vide agreement dated 31st May, 2011

The Company has entered following share purchase agreements with SANLAM International Investment Partners Limited dated 31st May, 2011:

-

Purchase of 25,010,000 equity shares being 61% equity interest in Sanlam Investment Management (India) Limited at Rs.8.80 per share aggregating Rs.220,088;

-

Purchase of 610,000 equity shares 61% interest in Sanlam Trustee Company (India) Limited at Rs.9.67 per share for Rs. 5,899;

-

Purchase of 7,499,999 equity shares being 49.99% interest in SMC Investment and Advisors Limited (Formerly Sanlam Investment and Advisors (India) Limited) at Rs.40 per share for Rs. 299,999

After the execution of the above share purchase agreements, the above companies will become wholly owned subsidiaries of the Group.

The above mentioned share subscription and purchase agreement shall be executed on completion of conditions precedent to the agreement and receipt of requisite approvals.